Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Third Quarter Fiscal 2026 Results

•Record Q3 FY26 Bookings of $348 million grew 73.7% year-over-year; book-to-bill of 1.48
•Record backlog of approximately $1.6 billion; up 17.9% year-over-year
•Q3 FY26 Revenue of $236 million; up 11.5% organically year-over-year
•GAAP net loss of $3 million; and adjusted EBITDA of $36 million, up 46.2% year-over-year

ANDOVER, Mass. May 5, 2026 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the third quarter of fiscal year 2026, ended March 27, 2026.
“We delivered third quarter fiscal 2026 results that were ahead of our expectations, with significant year-over-year growth in backlog, revenue, and adjusted EBITDA,” said Bill Ballhaus, Mercury’s Chairman and CEO. “Strong demand signals and solid execution contributed to better than expected organic growth and margin expansion this quarter."
“In the third quarter we delivered record bookings of $348 million, with a 1.48 book-to-bill, resulting in a record backlog of approximately $1.6 billion. Revenue for the third quarter was $236 million, up 11.5% year-over-year. GAAP net loss of $3 million, adjusted EBITDA of $36 million, and adjusted EBITDA margin of 15.3%, each improving year-over-year."
Third Quarter Fiscal 2026 Results
Third quarter fiscal 2026 revenues were $236 million, compared to $211 million in the third quarter of fiscal 2025.
Total bookings for the third quarter of fiscal 2026 were $348 million, yielding a book-to-bill ratio of 1.48 for the quarter.

Mercury Reports Third Quarter Fiscal 2026 Results, Page 2

GAAP net loss and loss per share for the third quarter of fiscal 2026 were $3 million and $0.04, respectively, compared to GAAP net loss and loss per share of $19 million and $0.33, respectively, for the third quarter of fiscal 2025. Adjusted earnings per share (“adjusted EPS”) was $0.27 per share for the third quarter of fiscal 2026, compared to $0.06 per share in the third quarter of fiscal 2025.
Third quarter fiscal 2026 adjusted EBITDA was $36 million, compared to $25 million for the third quarter of fiscal 2025.
Cash flows provided by operating activities in the third quarter of fiscal 2026 were $6 million, compared to $30 million in the third quarter of fiscal 2025. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $(2) million for the third quarter of fiscal 2026 and $24 million for the third quarter of fiscal 2025.
Backlog
Mercury’s total backlog at March 27, 2026 was approximately $1.6 billion, an approximate $240 million increase from a year ago. Of the March 27, 2026 total backlog, $891 million represents orders expected to be recognized as revenue within the next 12 months.
Conference Call Information
Management will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, May 5, 2026, to discuss Mercury's quarterly financial results, business highlights and outlook. In addition, Company representatives may answer questions concerning business and financial developments and trends, the Company's view on earnings forecasts, and other business and financial matters affecting the Company, the responses to which may contain information that has not been previously disclosed.
To participate in the conference call Q&A as an analyst please register online at https://events.q4inc.com/analyst/603599389?pwd=RYGqad9c or dial +1 585 542 9983 by phone using Meeting ID: 603599389. The live listen-only webcast and replay will be available ir.mrcy.com/events-presentations. A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 3

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”) and free cash flow, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems – Innovation that Matters®
Mercury Systems is a global technology company that delivers mission-critical processing power to the edge, making advanced technologies profoundly more accessible for today’s most challenging aerospace and defense missions. The Mercury Processing Platform allows customers to tap into innovative capabilities from silicon to system scale, turning data into decisions on timelines that matter. Mercury’s products and solutions are deployed in more than 300 programs and across 35 countries, enabling a broad range of applications in mission computing, sensor processing, command and control, and communications. Mercury is headquartered in Andover, Massachusetts, and has more than 20 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including X (X.com/mrcy) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 4

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company's focus on enhanced execution of the Company's strategic plan. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. federal government shutdown or extended continuing resolution, effects of increasingly volatile geopolitical events and regional conflicts, competition, changes in technology and methods of marketing, delays in or cost increases related to completing development, engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, including tariffs, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components, production delays or unanticipated expenses including due to quality issues or manufacturing execution issues, failure to meet contractual performance specifications, adherence to required manufacturing standards, capacity underutilization, increases in scrap or inventory write-offs, failure to achieve or maintain manufacturing quality certifications, such as AS9100, failure to achieve or maintain qualified business systems, such as those required by the DFARS, adverse finding in government audits or investigations, the impact of supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and operational efficiency initiatives or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, including risks from heightened, persistent, and increasingly sophisticated nation-state level cyberattacks and emerging threats associated with agentic AI-enabled cyber tools, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, litigation, including the federal securities class action lawsuit and related claims, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 27, 2025 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
# # #
Contact:
Tyler Hojo, CFA, Vice President of Investor Relations
Mercury Systems, Inc.
978-967-3676

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 5

Mercury Systems and Innovation That Matters are registered trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 6

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 27,	June 27,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$331,800	$309,099
Accounts receivable, net	95,547	109,588
Unbilled receivables and costs in excess of billings, net	269,498	278,475
Inventory	361,693	332,920
Prepaid income taxes	1,294	457
Prepaid expenses and other current assets	56,899	27,639
Total current assets	1,116,731	1,058,178

Property and equipment, net	102,592	101,440
Goodwill	942,614	938,093
Intangible assets, net	185,210	210,611
Operating lease right-of-use assets, net	50,094	52,264
Deferred tax asset	75,964	69,016
Other non-current assets	8,082	5,162
Total assets	$2,481,287	$2,434,764

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$104,066	$79,116
Accrued expenses	69,059	35,264
Due to factoring facility	14,107	7,879
Accrued compensation	36,952	51,321
Deferred revenues and customer advances	126,312	126,797
Total current liabilities	350,496	300,377

Income taxes payable	4,046	4,046
Long-term debt	591,500	591,500
Operating lease liabilities	48,343	52,738
Other non-current liabilities	9,230	12,642
Total liabilities	1,003,615	961,303

Shareholders’ equity:
Preferred stock	—	—
Common stock	595	590
Additional paid-in capital	1,314,770	1,287,478
Retained earnings	151,424	181,895
Accumulated other comprehensive income	10,883	3,498
Total shareholders’ equity	1,477,672	1,473,461
Total liabilities and shareholders’ equity	$2,481,287	$2,434,764
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Third Quarters Ended		Nine Months Ended
	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Net revenues	$235,759	$211,358	$693,840	$638,914
Cost of revenues(1)	166,709	154,248	501,258	469,188
Gross margin	69,050	57,110	192,582	169,726

Operating expenses:
Selling, general and administrative(1)	39,138	43,044	127,183	116,698
Research and development(1)	15,014	15,983	43,579	55,734
Amortization of intangible assets	9,561	10,185	29,514	32,574
Restructuring and other charges	(48)	4,931	5,591	7,231
Acquisition costs and other related expenses	155	311	900	666
Total operating expenses	63,820	74,454	206,767	212,903

Income (loss) from operations	5,230	(17,344)	(14,185)	(43,177)

Interest income	2,507	1,290	6,182	2,240
Interest expense	(7,331)	(8,068)	(23,066)	(25,404)
Other (expense) income, net	(3,093)	2,304	(5,613)	(2,900)

Loss before income tax provision (benefit)	(2,687)	(21,818)	(36,682)	(69,241)
Income tax provision (benefit)	174	(2,648)	(6,211)	(14,967)
Net loss	$(2,861)	$(19,170)	$(30,471)	$(54,274)

Basic net loss per share	$(0.04)	$(0.33)	$(0.51)	$(0.93)

Diluted net loss per share	$(0.04)	$(0.33)	$(0.51)	$(0.93)

Weighted-average shares outstanding:
Basic	59,422	58,749	59,386	58,614
Diluted	59,422	58,749	59,386	58,614

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$950	$813	$4,573	$759
Selling, general and administrative	$6,556	$6,228	$19,878	$17,156
Research and development	$1,543	$1,507	$4,765	$4,687
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Third Quarters Ended		Nine Months Ended
	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Cash flows from operating activities:
Net loss	$(2,861)	$(19,170)	$(30,471)	$(54,274)
Depreciation and amortization	17,956	19,916	55,169	62,058
Other non-cash items, net	12,335	8,989	37,490	19,674
Changes in operating assets and liabilities	(20,988)	20,239	(1,953)	73,318

Net cash provided by operating activities	6,442	29,974	60,235	100,776

Cash flows from investing activities:
Purchases of property and equipment	(8,263)	(5,914)	(20,713)	(15,705)
Acquisition of assets and businesses, net of cash acquired	(1,415)	—	(1,415)	—
Other investing activities	—	2,700	—	4,600

Net cash used in investing activities	(9,678)	(3,214)	(22,128)	(11,105)

Cash flows from financing activities:
Proceeds from employee stock plans	—	—	2,728	1,492
Payments for retirement of common stock	—	—	(15,001)	—
Payments of deferred financing and offering costs	—	—	(3,156)	(2,249)

Net cash used in financing activities	—	—	(15,429)	(757)

Effect of exchange rate changes on cash and cash equivalents	46	497	23	387

Net (decrease) increase in cash and cash equivalents	(3,190)	27,257	22,701	89,301

Cash and cash equivalents at beginning of period	334,990	242,565	309,099	180,521

Cash and cash equivalents at end of period	$331,800	$269,822	$331,800	$269,822
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 9

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, financing leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances which may be outside of the normal course of the Company’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangible assets primarily as a result of acquired intangible assets such as backlog, customer relationships and completed technologies but also due to licenses, patents and other arrangements. These intangible assets are valued at the time of acquisition or upon receipt of right to use the asset, amortized over the requisite life and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and lines of business. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 10

Acquisition, financing and other third party costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. The Company may also incur third party costs, such as legal, banking, communications, proxy solicitation, and other third party advisory fees in connection with engagements by activist investors or unsolicited acquisition offers. Although the Company may incur such third party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility as well as non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although the Company may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business, often occur in periods other than the period of activity, and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company’s business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses and matching contributions to its defined contribution plan. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining a portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without direct correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 11

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Net loss	$(2,861)	$(19,170)	$(30,471)	$(54,274)
Other non-operating adjustments, net	2,445	(3,911)	2,894	(3,097)
Interest expense, net	4,824	6,778	16,884	23,164
Income tax provision (benefit)	174	(2,648)	(6,211)	(14,967)
Depreciation	8,395	9,731	25,655	29,484
Amortization of intangible assets	9,561	10,185	29,514	32,574
Restructuring and other charges	(48)	4,931	5,591	7,231
Impairment of long-lived asset	—	—	—	—
Acquisition, financing and other third party costs	581	1,072	3,412	4,512
Fair value adjustments from purchase accounting	132	131	394	486
Litigation and settlement expense, net	2,120	5,467	11,631	8,948
Stock-based and other non-cash compensation expense	10,768	12,124	42,381	34,108
Adjusted EBITDA	$36,091	$24,690	$101,674	$68,169

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 12

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Net cash provided by operating activities	$6,442	$29,974	$60,235	$100,776
Purchases of property and equipment	(8,263)	(5,914)	(20,713)	(15,705)
Free cash flow	$(1,821)	$24,060	$39,522	$85,071

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with its peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition, financing and other third party costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarters Ended
	March 27, 2026		March 28, 2025
Net loss and loss per share	$(2,861)	$(0.04)	$(19,170)	$(0.33)
Other non-operating adjustments, net	2,445		(3,911)
Amortization of intangible assets	9,561		10,185
Restructuring and other charges	(48)		4,931
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	581		1,072
Fair value adjustments from purchase accounting	132		131
Litigation and settlement expense, net	2,120		5,467
Stock-based and other non-cash compensation expense	10,768		12,124
Impact to income taxes(1)	(6,279)		(7,240)
Adjusted income and adjusted earnings per share(2)	$16,419	$0.27	$3,589	$0.06

Diluted weighted-average shares outstanding		60,776		59,367

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax provision or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share is calculated using basic shares. There was a $0.01 impact and no impact to the calculation of adjusted earnings per share as a result of this for the third quarters ended March 27, 2026 and March 28, 2025, respectively.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY

Mercury Reports Third Quarter Fiscal 2026 Results, Page 13

	Nine Months Ended
	March 27, 2026		March 28, 2025
Net loss and loss per share	$(30,471)	$(0.51)	$(54,274)	$(0.93)
Other non-operating adjustments, net	2,894		(3,097)
Amortization of intangible assets	29,514		32,574
Restructuring and other charges	5,591		7,231
Impairment of long-lived assets	—		—
Acquisition, financing and other third party costs	3,412		4,512
Fair value adjustments from purchase accounting	394		486
Litigation and settlement expense, net	11,631		8,948
Stock-based and other non-cash compensation expense	42,381		34,108
Impact to income taxes(1)	(23,930)		(20,515)
Adjusted income and adjusted earnings per share(2)	$41,416	$0.68	$9,973	$0.17

Diluted weighted-average shares outstanding		60,525		59,024

(1) Impact to income taxes is calculated by recasting income before income taxes to include the items involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax provision or benefit related to the items.
(2) Adjusted earnings per share is calculated using diluted shares whereas Net loss per share is calculated using basic shares. There was no impact and a $0.01 impact to the calculation of adjusted earnings per share as a result of this for the nine months ended March 27, 2026 and March 28, 2025, respectively.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | X: @MRCY